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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Avery Dennison Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	95-1492269 (I.R.S. Employer Identification No.)

207 Goode Avenue
Glendale, California 91203
(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Senior Notes	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☐

Securities Act registration statement file number to which this form relates: 333-211029

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.    Description of Registrant's Securities to be Registered.

        A description of the 1.250% Senior Notes due 2025 (the "Notes") to be registered hereunder is incorporated herein by reference to the description included under the captions "Description of the Notes" in the Prospectus Supplement, dated February 24, 2017, to the Prospectus included as a part of the Registrant's Registration Statement on Form S-3ASR (File No. 333-211029), dated as of April 29, 2016, filed with the Securities and Exchange Commission ("SEC"). For purposes of such description, any prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that purports to describe the Notes shall be deemed to be incorporated by reference.

Item 2.    Exhibits.

        The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the SEC.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of Avery Dennison Corporation, filed April 28, 2011 with the Delaware Secretary of State (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on April 29, 2011).
4.2
Amended and Restated Bylaws of Avery Dennison Corporation, effective as of October 22, 2015 (incorporated by reference to Exhibit 3.1(ii) to the Company's Current Report on Form 10-Q filed on November 3, 2015).
4.3
Indenture between Avery Dennison Corporation and The Bank of New York Trust Company, N.A., as Trustee, dated as of November 20, 2007 (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed on November 20, 2007).
4.4
Underwriting Agreement, dated February 24, 2017, between Avery Dennison Corporation and the Underwriters named therein (incorporated by reference to Exhibit 1.1 to the Company's Current Report on Form 8-K filed on March 1, 2017).
4.5
Fourth Supplemental Indenture between Avery Dennison Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of March 3, 2017 (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed on March 3, 2017).
4.6	Form of Senior Notes due 2025 (included as Exhibit A to Exhibit 4.5).
4.7	Prospectus Supplement (Registration No. 333-211029), dated as of February 24, 2017.

 SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 3, 2017

AVERY DENNISON CORPORATION
By:	/s/ ANNE L. BRAMMAN
	Name:	Anne L. Bramman
	Title:	Senior Vice President and Chief Financial Officer

 EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of Avery Dennison Corporation, filed April 28, 2011 with the Delaware Secretary of State (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on April 29, 2011).
4.2
Amended and Restated Bylaws of Avery Dennison Corporation, effective as of October 22, 2015 (incorporated by reference to Exhibit 3.1(ii) to the Company's Current Report on Form 10-Q filed on November 3, 2015).
4.3
Indenture between Avery Dennison Corporation and The Bank of New York Trust Company, N.A., as Trustee, dated as of November 20, 2007 (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed on November 20, 2007).
4.4
Underwriting Agreement, dated February 24, 2017, between Avery Dennison Corporation and the Underwriters named therein (incorporated by reference to Exhibit 1.1 to the Company's Current Report on Form 8-K filed on March 1, 2017).
4.5
Fourth Supplemental Indenture between Avery Dennison Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of March 3, 2017 (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed on March 3, 2017).
4.6	Form of Senior Notes due 2025 (included as Exhibit A to Exhibit 4.5).
4.7	Prospectus Supplement (Registration No. 333-211029), dated as of February 24, 2017.

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  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE
EXHIBIT INDEX